Exhibit 99.1

Carter’s, Inc. Reports Third Quarter Results

-	Sales Increased 48%, Including $96 Million From OshKosh
-	GAAP EPS $0.35; Adjusted EPS $1.02, An Increase Of 65%
-	Year-To-Date Operating Cash Flow Increased $48 Million

          ATLANTA, Oct. 25 /PRNewswire-FirstCall/ -- Carter’s, Inc. (NYSE: CRI), the largest branded marketer of apparel for babies and young children in the United States, reported its third quarter results for fiscal 2005.

          As noted in our press release dated July 14, 2005, Carter’s, Inc. acquired all of the outstanding common stock of OshKosh B’Gosh, Inc. (“OshKosh” and together with Carter’s, the “Company”) for a purchase price of $312.1 million. As part of financing the acquisition, the Company refinanced its existing debt, including its former senior credit facility, and repurchased all of its 10.875% Senior Subordinated Notes (“Notes”).  Financing for the acquisition and refinancing was provided by a new senior credit facility, which includes a $500 million term loan and $125 million revolving credit facility.  Results for the third quarter of 2005 include OshKosh results for the period from July 14, 2005 through October 1, 2005, whereas the results for the third quarter of 2004 reflect Carter’s results on a stand-alone basis.

          Third Quarter 2005 Compared to Third Quarter 2004
          Net sales increased 48.1% to $372.2 million.  This increase reflects growth in all channels of distribution and includes $96.1 million in net sales from OshKosh.  Excluding OshKosh, net sales increased 9.8% to $276.0 million.

          The Company’s wholesale sales increased 43.4% to $163.4 million. Excluding OshKosh wholesale sales of $32.6 million, wholesale sales increased 14.8% to $130.8 million.  Mass channel sales increased 12.4% to $57.6 million. This increase reflects growth in sales of our Just One Year brand to Target and sales of our Child of Mine brand to Wal-Mart.

          Retail store sales increased 75.4% to $151.2 million.  Excluding OshKosh retail store sales of $63.5 million, the Company’s retail store sales increased 1.7% to $87.7 million and include sales from 10 store openings, partially offset by a 0.9% decrease in comparable store sales.

          Net income decreased 42.5% to $10.6 million, or $0.35 per diluted share, including charges related to the refinancing of Carter’s debt, charges related to the acquisition of OshKosh, and plant closure costs.  Excluding these charges, adjusted net income increased 68.6% to $31.1 million, or $1.02 per diluted share.  The reconciliation of income, as reported under generally accepted accounting principles (“GAAP”), to income adjusted for these charges is shown below (dollars in millions, except per share data).

	Three-month period ended October 1, 2005

	Income Before Taxes	Net Income	EPS

Income, as reported (GAAP)	$17.5	$10.6	$0.35
Refinancing:
Tender premium (a)	14.0	8.5	0.27
Unamortized discount (b)	0.5	0.3	0.01
Debt issuance costs (c)	5.6	3.4	0.11
	20.1	12.2	0.39
Purchase accounting:
Inventory step-up (d)	10.4	6.3	0.21
Intangible amortization (e)	1.0	0.6	0.02
	11.4	6.9	0.23
Facility closings:
Mexico closure costs (f)	2.3	1.4	0.05
	33.8	20.5	0.67
Income, as adjusted	$51.3	$31.1	$1.02

(a)	Tender premium to repurchase the Notes;
(b)	Non-cash charge related to the write-off of the unamortized discount on the Notes;
(c)	Non-cash charge to write-off debt issuance costs associated with the refinancing;
(d)	Fair value step-up of inventory acquired from OshKosh included in cost of goods sold;
(e)	Non-cash purchase accounting charges associated with the acquisition of OshKosh, including the amortization of licensing agreements and leasehold interests; and
(f)	Charges associated with the closure of Carter’s sewing facilities in Mexico, including $0.6 million of accelerated depreciation in cost of goods sold.

          Fred Rowan, the Company’s Chairman of the Board of Directors and Chief Executive Officer said, “Our diversified platform continues to support strong growth in sales, earnings, and cash flow.  Despite a slight decline in comparable store sales during the third quarter, largely driven by lower traffic in our “drive to” outlet stores, we achieved double-digit sales growth in our Carter’s wholesale and mass channel segments.  We have successfully brought together two of the most trusted young children’s apparel brands.  We are excited about the opportunity to realize significant organic growth and synergy opportunities, and we are on track with the first phase of our integration plan.”

          Year-To-Date 2005 Compared to Year-To-Date 2004
          Net sales increased 30.6% to $770.9 million, including $96.1 million in net sales from OshKosh.  The Company’s wholesale sales increased 25.3% to $348.4 million.  Excluding OshKosh wholesale sales of $32.6 million, wholesale sales increased 13.6% to $315.8 million.  Net sales to the mass channel increased 27.2% to $136.0 million.  This increase reflects growth in sales of our Child of Mine brand to Wal-Mart and sales of our Just One Year brand to Target.

          Retail store sales increased 39.4% to $286.4 million.  Excluding OshKosh retail store sales of $63.5 million, the Company’s retail store sales increased 8.5% to $222.9 million and include sales from 10 new stores and a comparable store sales increase of 4.3%.  As of October 1, 2005, the Company had 186 Carter’s stores and 152 OshKosh stores.

          Net income decreased 13.8% to $29.9 million, or $0.98 per diluted share, including charges related to the refinancing of Carter’s debt, charges related to the acquisition of OshKosh, and plant closure costs.  Excluding these charges, adjusted net income increased 53.5% to $53.7 million, or $1.77 per diluted share.

          Net cash provided by operations was $34.2 million in the first nine months of 2005 compared to net cash used in operations of $14.1 million in the first nine months of 2004.  Net cash provided by operations reflects favorable changes in inventory and increased earnings, adjusted for non-cash charges and refinancing costs.  Additionally, the Company paid down $31 million of its new $500 million term loan in the third quarter.

          As part of our integration, we plan to close 38 under-performing OshKosh retail stores, or 22% of the 171 stores acquired.  We plan to close all but five of the 38 stores by the end of this year.  We plan to close the remaining five stores by June 2006.

          There were no OshKosh retail store openings in the third quarter of 2005, and no OshKosh store openings are planned in the fourth quarter of 2005. During the third quarter of 2005, we opened two Carter’s retail stores and closed one.  In total, we plan to open 19 to 21 Carter’s retail stores in 2005, including 12 to 14 stores in the fourth quarter of 2005.

          Business Outlook
          Our business outlook is based on our current expectations and includes “forward-looking statements” within the meaning of Section 27A of the Securities Act and Section 21E of the Exchange Act.  Although the Company believes the comments reflected in such forward-looking statements are reasonable, it can give no assurance that such expectations will prove to be correct.

(dollars in millions, except EPS)	Fourth Quarter 2005	Fiscal Year 2005

Consolidated Net Sales	$340 +46%(a)	$1,111 +35%(b)
Consolidated Adjusted Diluted EPS	$0.63 +26%(c)	$2.40 +44%(d)

(a)	Comparison to the fourth quarter of fiscal 2004.
(b)	Comparison to fiscal 2004.
(c)

Estimated adjusted increase compared to fourth quarter of fiscal 2004 results of $0.50 per diluted share, excluding plant closure costs and purchase accounting charges (amortization of licensing agreements, leasehold interests, and inventory adjustments).

(d)

Estimated adjusted increase compared to adjusted fiscal 2004 results of $1.67 per diluted share as previously described in our earnings release filed February 22, 2005 on Form 8-K, excluding plant closure costs, purchase accounting charges (amortization of licensing agreements, leasehold interests, and inventory adjustments), and debt extinguishment costs.

          The Company will broadcast its quarterly conference call on October 26, 2005 at 8:30 a.m. Eastern Time.  To participate in the call, please dial 1-913-981-4910.  To listen to the live broadcast over the internet, please log on to http://www.carters.com, go to “About Carter’s,” click on “Investor Relations,” and then click on the link “Third Quarter Conference Call.”  A replay of the call will be available shortly after the broadcast through midnight Eastern Time, Friday, November 4, 2005, at 1-719-457-0820, pass code 7496311, and archived on the Company’s website at the same location as the live webcast.

          For more information on Carter’s, Inc. please visit http://www.carters.com.

          Cautionary Language
          Statements contained herein that relate to the Company’s future performance, including, without limitation, statements with respect to the Company’s anticipated results for fiscal 2005 or any other future period, are forward-looking statements within the meaning of the safe harbor provisions of the Private Securities Litigation Reform Act of 1995.  Such statements are based on current expectations only, and are subject to certain risks, uncertainties, and assumptions.  Should one or more of these risks or uncertainties materialize, or should underlying assumptions prove incorrect, actual results may vary materially from those anticipated, estimated, or projected.  Factors that could cause actual results to materially differ include a decrease in sales to, or the loss of one or more of the Company’s key customers, deflationary trends in prices, disruptions in foreign supply sources, negative publicity, the loss of one or more of the Company’s major suppliers for raw materials, competition in the baby and young children’s apparel market, changes in consumer preference and fashion trends, a decrease in the overall level of consumer spending, the Company’s leverage which increases the Company’s exposure to interest rate risk and could require the Company to dedicate a substantial portion of its cash flow to repay principal, the impact of governmental regulations and environmental risks applicable to the Company’s business, and seasonal fluctuations in the children’s apparel business.  These risks are described in Carter’s, Inc.’s and OshKosh B’Gosh, Inc.’s most recently filed annual reports on Form 10-K under the headings “Risk Factors” and “Statement Regarding Forward-Looking Statements.”  The Company undertakes no obligation to publicly update or revise any forward- looking statements, whether as a result of new information, future events, or otherwise.

Adjusted Net Income
Adjusted net income for the third quarter and first nine months of fiscal 2005 exclude the following:

Refinancing:
-	Tender premium of $8.5 million to repurchase the Notes;
-	Non-cash charge related to the write-off of a $0.3 million unamortized discount on the Notes; -
-	Non-cash charge of $3.4 million to write-off debt issuance costs associated with the refinancing;

Purchase accounting:
-	Charge of $6.3 million related to a fair value step-up of inventory acquired from OshKosh, included in cost of goods sold;
-	Non-cash purchase accounting charges of $0.6 million associated with the acquisition of OshKosh, including the amortization of licensing agreements and leasehold interests; and

Facility closings:
-	Charges of $1.4 million and $4.7 million for the third quarter and first nine months of fiscal 2005, respectively, associated with the closure of two Carter’s sewing facilities in Mexico.

          Adjusted results for the first nine months of fiscal 2004 exclude $0.4 million in after-tax restructuring charges related to the closures of the Carter’s sewing facilities in Costa Rica and a distribution facility in Leola, Pennsylvania.  These adjustments are set forth in the reconciliation of results in accordance with GAAP to the adjusted results shown in the table below.  The Company believes that the adjusted information in this press release provides a meaningful comparison of its operational and financial results.

          In addition to the results provided in this earnings release in accordance with GAAP, the Company has provided adjusted, non-GAAP financial measurements that present net income and net income on a per share basis excluding certain charges discussed above.  Details of these items are presented in the table below, which reconciles the GAAP results to adjusted net income and adjusted net income per share.  The adjusted, non-GAAP financial measurements included in this earnings release should not be considered as an alternative to net income or as any other measurement of performance derived in accordance with GAAP.  The adjusted, non-GAAP financial information is presented for informational purposes only and is not necessarily indicative of the Company’s future condition or results of operations.  Also, this earnings release and the reconciliation from GAAP results to adjusted results can be found on the Company’s website at http://www.carters.com.

CARTER’S, INC.
GAAP VS. ADJUSTED RESULTS
(dollars in thousands, except for share data)
(unaudited)

	Three-month periods ended		Nine-month periods ended

	October 1, 2005	October 2, 2004	October 1, 2005	October 2, 2004

Net income (GAAP)	$10,578	$18,412	$29,877	$34,642
Adjustments (net of tax):
Refinancing:
Tender premium	8,479	—	8,479	—
Write-off of unamortized debt discount	323	—	323	—
Write-off of debt issuance costs	3,381	—	3,381	—
	12,183	—	12,183	—
Purchase accounting:
Amortization of inventory step-up	6,326	—	6,326	—
Amortization of OshKosh licensing agreements	569	—	569	—
Amortization of OshKosh leasehold interests	61	—	61	—
	6,956	—	6,956	—
Facility closings:
Mexico closure costs	1,378	—	4,718	—
Other closure costs	—	29	—	358
Adjusted net income	$31,095	$18,441	$53,734	$35,000
Diluted weighted average shares outstanding, as reported	30,466,028	29,902,137	30,336,310	29,887,853
Diluted net income per share, as reported	$0.35	$0.62	$0.98	$1.16
Adjusted diluted net income per share	$1.02	$0.62	$1.77	$1.17

CARTER’S, INC.
CONSOLIDATED STATEMENTS OF OPERATIONS
(dollars in thousands, except for share data)
(unaudited)

	Three-month periods ended		Nine-month periods ended

	October 1, 2005	October 2, 2004	October 1, 2005	October 2, 2004

Net sales:
Wholesale	$163,401	$113,932	$348,401	$278,020
Retail	151,164	86,186	286,425	205,421
Mass Channel	57,593	51,239	136,039	106,943
Total net sales	372,158	251,357	770,865	590,384
Cost of goods sold	243,497	163,490	500,374	376,656
Gross profit	128,661	87,867	270,491	213,728
Selling, general, and administrative expenses	89,303	56,280	192,542	151,674
Facility closure costs	1,509	49	6,078	589
Royalty income	(7,208)	(3,589)	(13,544)	(9,257)
Operating income	45,057	35,127	85,415	70,722
Loss on extinguishment of debt	20,137	—	20,137	—
Interest expense, net	7,444	4,666	15,902	13,654
Income before income taxes	17,476	30,461	49,376	57,068
Provision for income taxes	6,898	12,049	19,499	22,426
Net income	$10,578	$18,412	$29,877	$34,642
Basic net income per common share	$0.37	$0.65	$1.05	$1.24
Diluted net income per common share	$0.35	$0.62	$0.98	$1.16
Basic weighted average number of shares outstanding	28,719,925	28,109,978	28,588,870	28,032,520
Diluted weighted average number of shares outstanding	30,466,028	29,902,137	30,336,310	29,887,853

CARTER’S, INC.
CONSOLIDATED BALANCE SHEET
(dollars in thousands, except for share data)
(unaudited)

	October 1, 2005	January 1, 2005	October 2, 2004

ASSETS
Current assets:
Cash and cash equivalents	$20,743	$33,265	$12,004
Investments	8,430	—	—
Accounts receivable, net	132,708	80,440	103,108
Inventories, net	209,895	120,792	148,414
Prepaid expenses and other current assets	8,426	4,499	3,544
Deferred income taxes	24,361	12,571	10,692
Total current assets	404,563	251,567	277,762
Property, plant, and equipment, net	74,952	53,187	51,177
Tradenames	322,233	220,233	220,233
Cost in excess of fair value of net assets acquired	287,431	139,282	139,282
Licensing agreements, net	18,214	—	—
Leasehold interests, net	1,735	—	—
Deferred debt issuance costs, net	9,166	5,867	6,486
Other assets	4,083	2,829	2,881
Total assets	$1,122,377	$672,965	$697,821
LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Current maturities of long- term debt	$4,699	$724	$927
Accounts payable	46,810	26,453	42,371
Other current liabilities	83,622	38,422	35,510
Total current liabilities	135,131	65,599	78,808
Long-term debt	464,051	183,778	213,788
Deferred income taxes	127,004	83,579	82,078
Other long-term liabilities	29,697	12,076	11,580
Total liabilities	755,883	345,032	386,254
Commitments and contingencies
Stockholders’ equity:
Preferred stock; par value $.01 per share; 100,000 shares authorized; none issued or outstanding at October 1, 2005, January 1, 2005, and October 2, 2004	—	—	—
Common stock, voting; par value $.01 per share; 40,000,000 shares authorized; 28,828,969 shares, 28,432,452 shares, and 28,331,337 shares issued and outstanding at October 1, 2005, January 1, 2005, and October 2, 2004	288	284	283
Additional paid-in capital	257,816	247,610	246,166
Deferred compensation	(2,420)	(95)	—
Accumulated other comprehensive income	799	—	—
Retained earnings	110,011	80,134	65,118
Total stockholders’ equity	366,494	327,933	311,567
Total liabilities and stockholders’ equity	$1,122,377	$672,965	$697,821

          Contact: Eric Martin
                               Vice President, Investor Relations
                                (404) 745-2889

SOURCE  Carter’s, Inc.
          -0-                                                                       10/25/2005
          /CONTACT: Eric Martin, Vice President, Investor Relations of Carter’s, Inc., +1-404-745-2889/
           /Web site:  http://www.carters.com /